Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-225568, 333-227747 and 333-253596) and the Registration Statement on Form F-3 ( No. 333-257407) of iClick Interactive Asia Group Limited of our report dated April 29, 2022 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
Hong Kong
April 29, 2022